Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-190543) of Medical Properties Trust, Inc.

(2)	the Registration Statement (Form S-3 No. 333-186812) of Medical Properties Trust, Inc.

(3)	the Registration Statement (Form S-8 No. 333-190533) of Medical Properties Trust, Inc.

(4)	the Registration Statement (Form S-8 No. 333-126574) of Medical Properties Trust, Inc.

(5)	the Registration Statement (Form S-8 No. 333-130337) of Medical Properties Trust, Inc.

(6)	the Registration Statement (Form S-8 No. 333-161409) of Medical Properties Trust, Inc.

(7)	the Registration Statement (Form S-3 No. 333-190543) of MPT Operating Partnership, L.P. and Subsidiaries

of our report dated March 27, 2015, with respect to the consolidated financial statements of Capella Holdings, Inc. included in this Current Report on Form 8-K/A of Medical Properties Trust, Inc.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee

November 9, 2015